Exhibit p.3

CODE OF ETHICS

Effective August 19, 2002

as amended April 30, 2004

For Access Persons of

IronBridge Capital Management, LLC

I.

DEFINITIONS

A.

“Act” means the Investment Company Act of 1940, as amended.

B.

“Fund” means any registered investment company (or series thereof) for which the Adviser serves as an investment adviser or subadviser.

C.

“Access person” means any director, officer or advisory person of IronBridge Capital Management, LLC (the “Adviser”).

D.

“Advisory person” means:  (i) any employee of the Adviser or (of any company in a control relationship to the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any client of the Adviser, including the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any client of the Adviser, including the Fund with regard to the purchase or sale of a security by any client of the Adviser, including the Fund.

E.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.   In order to make this relatively subjective criteria more concrete, the Adviser has established the following definition of when a security is being considered for purchase or sale:

a)

For a period of three business days after a written recommendation to purchase or sell a security has been made;

b)

With respect to a portfolio manager or persons advising a portfolio manager with respect to a specific transaction, during the period a portfolio manager is making a determination regarding the purchase or sale of a security; or

c)

With respect to the person making the recommendation, when such person seriously considers making such a recommendation.

F.

“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.  As a general matter, “beneficial ownership” will be attributed to an access person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

(i)

securities held in the person’s own name;

(ii)

securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)

securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

(iv)

securities held by members of the person’s immediate family sharing the same household if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale, or voting of such securities (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(v)

securities held by a relative not residing in the person’s home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

(vi)

securities held by a trust of which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person’s immediate family);

(vii)

securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(viii)

securities held by a general partnership or limited partnership in which the person is a general partner; and

(ix)

securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the Compliance Officer.  Such questions will be resolved in accordance with, and this definition is subject to, the definition of “beneficial owner” found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

G.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.  As a general matter, “control” means the power to exercise a controlling influence.  The “power to exercise a controlling influence” is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power.  Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of any entity shall be presumed to control such entity.

H.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

I.

“Security” shall have the meaning set forth in Section 2(a)(36) of the Act and shall include:  common stocks, preferred stocks, debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; shares of closed-end investment companies, mutual funds advised or subadvised by IronBridge Capital Management, LLC, futures, commodities and Related Securities. “Related Securities” are instruments and securities that are related to, but not the same as, a security.  For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security.  The term “security” also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded.  The term “security” shall not include shares of registered open-end investment companies (except as set forth above), direct obligations of the Government of the United States, derivatives or exchange traded funds on highly liquid market indices (e.g., Nasdaq 100, Dow, S&P 500, S&P 100), high quality short-term debt instruments, bankers’ acceptances, bank certificates of deposit, or commercial paper.

II.

GENERAL FIDUCIARY PRINCIPLES

In addition to the specific principles enunciated in this Code of Ethics, all access persons shall be governed by the following general fiduciary principles:

A.

The duty at all times to place the interests of clients above all others;

B.

The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C.

The fundamental standard that no access person should take inappropriate advantage of their position with the Adviser.

III.

EXEMPTED TRANSACTIONS

The provisions of Sections IV, V and VI of this Code of Ethics shall not apply to:

(i)

Purchases or sales effected in any account over which the access person has no direct or indirect influence or control (e.g., a blind trust);

(ii)

Purchases or sales of securities which are not eligible for purchase or sale by a client account;

(iii)

Purchases or sales which are non-volitional on the part of either the access person or the client account;

(iv)

Purchases which are part of an automatic dividend reinvestment plan; and

(v)

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired.

IV.

PROHIBITED ACTIVITIES

A.

No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known that during the 10-day period immediately before or after the access person’s transaction, a client account purchased or sold the security or the Adviser considered purchasing or selling the security.

B.

No access person shall purchase a security in an initial public offering.  An access person may purchase a security that is subject to an initial public offering immediately after public trading begins subject to the other provisions of the Code of Ethics.

C.

No access person shall acquire securities pursuant to a private placement without prior approval from the Adviser’s Compliance Officer.  In determining whether approval should be granted, the Compliance Officer should consider:

(i)

whether the investment opportunity should be reserved for client accounts; and

(ii)

whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser.

The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an access person for at least five years after the end of the fiscal year in which the approval is granted.  In the event approval is granted, the access person must disclose the investment when he or she plays a material role in a client’s subsequent consideration of an investment in the issuer.  In such circumstances, a client’s decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

No access person may purchase securities in a private placement of a company with a class of publicly traded equity securities outstanding.

D.

No access person shall profit from the purchase and sale, or sale and purchase, of the same, or equivalent, securities within sixty (60) calendar days unless the security is purchased and sold by the client within sixty (60) calendar days and the access person complies with Section IV.A.  If you have initiated multiple positions in the same security, this restriction will be applied on a first in, first out basis.  Any profits realized on such short-term trades must be disgorged by the access person; provided, however, that the Compliance Officer may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.  This prohibition shall not apply to purchases and sales, or sales and purchases of broad based stock index derivatives or exchange traded funds.

E.

No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with the Adviser.

F.

No access person shall serve on the board of directors of a publicly traded company without prior authorization from the Fund’s Board of Directors based upon a determination that the board service would not be inconsistent with the interests of the Fund and its shareholders.  In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions through a “Chinese wall.”

V.

POLICY ON SECURITY OWNERSHIP

In addition to the prohibitions contained in Section IV hereof, it is the Adviser’s general policy that no access person shall have any direct or indirect beneficial ownership of any security which is also owned by a client unless said access person complies with Section IV.A.  Upon the discovery by the access person that he or she has direct or indirect beneficial ownership of a security which is also owned by a client, such access person shall promptly report such fact to the Compliance Officer, and may be required to divest himself or herself of such ownership if the Compliance Officer determines that any significant conflict of interest or potential conflict of interest exists as a result of such ownership.

VI.

PRECLEARANCE

A.

Advance clearance is required for all personal securities transactions other than those specifically excluded from the definition of Security.  A form provided for advance clearance is attached hereto as Appendix 1.  Clearance requests should be submitted in writing in duplicate to the Compliance Officer, who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise.  Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions of this Code.  One copy of the clearance request will be returned to the access person showing approval or disapproval and one copy will be retained by the Compliance Officer.

B.

The trade authorization is effective until the close of business on the day the pre-clearance request is approved.  If the trade is not executed on that day, a new advance authorization must be obtained before the transaction is placed.

C.

Please consult the Pre-Clearance Guidelines attached as Appendix 2 for specific issues relating to the Adviser’s pre-clearance policy.

VII.

REPORTING

A.

Every access person shall report to the Compliance Officer the information described in Section VII(C) of this Code of Ethics with respect to the transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

B.

Every access person shall report to the Compliance Officer the information described in Section VII(C) of this Code even if such access person has no personal securities transactions to report for the reporting period.

C.

Every report required to be made by this Section of this Code of Ethics shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)

The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

(ii)

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)

The price of the security at which the transaction was effected; and

(iv)

The name of the broker, dealer or bank with or through whom the transaction was effected.

A form which may be used to meet the quarterly reporting requirement is attached as Appendix 3.  Access persons may satisfy their reporting requirements if duplicate trade confirmations or account statements are provided to the Adviser no later than 10 days after the end of a calendar quarter.

The determination date for timely compliance with this Section is the date the report is received by the Compliance Officer, which date must be recorded on the report.

D.

Any report filed pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

E.

Every access person shall, whenever possible, direct his or her brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of all periodic statements for all securities accounts in which such access person has a beneficial ownership interest.  Attached hereto as Appendix 4 is a form letter that may be used to request such documents from the respective broker, dealer, or bank.  It is the responsibility of the access person to make sure that his or her broker does in fact send the Compliance Officer the duplicate statements.  These forms and statements will be maintained in strictest confidence by the Compliance Officer.

F.

In addition to the reporting requirements, every access person shall also disclose to the Compliance Officer all personal securities holdings within ten (10) days of such person’s commencement of employment.  Such disclosures shall be made on the form attached hereto as Appendix 5, or similar format.

G.

In addition to the above reporting requirements, every access person shall disclose to the Compliance Officer all personal securities holdings in an annual report which reflects such person’s securities holdings as of June 30th.  Such annual report must be received by the Compliance Officer no later than July 31st of each year. Such disclosures shall be made on the form attached hereto as Appendix 6, or similar format.

VIII.

COMPLIANCE WITH THE CODE OF ETHICS

A.

All access persons shall certify, upon becoming an access person using the form attached hereto as Appendix 7, that:

(i)

They have received the Code of Ethics;

(ii)

They will report all personal securities transactions required to be reported pursuant to the Code; and

(iii)

They will comply with the Code of Ethics in all other respects.

B.

All access persons shall certify annually, using the form attached hereto as Appendix 8, that:

(i)

They have read and understand the Code of Ethics and recognize that they are subject thereto; and

(ii)

They have complied with the requirements of the Code of Ethics and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

C.

The Compliance Officer, in conjunction with the Fund’s legal counsel, shall prepare a quarterly report to the Fund’s board of directors which shall:

(i)

Summarize existing procedures concerning personal investing and recommend any changes in the procedures;

(ii)

Identify any violations; and

(iii)

Identify any recommended changes in existing restrictions or procedures based upon the Adviser’s experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

D.

The quarterly reports shall be summarized in an annual report to the Fund’s Board of Directors and shall include a certification from the Adviser stating that the Adviser has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

E.

In addition to complying with this Code of Ethics, all access persons are required to comply with any additional compliance documents implemented by the Adviser from time to time, which the Adviser shall provide to all access persons.  As of August 19, 2002, these documents include:  Soft Dollar Guidelines, Gifts and Entertainment Guidelines, AIMR Code of Ethics, Insider Trading Policy and Personal Trading Guidelines.

IX.

SANCTIONS

Upon discovering a violation of this Code of Ethics, the Adviser’s Compliance Committee may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator.

Appendix 1

IronBridge Capital Management LLC

Employee Transaction Pre-Clearance Form

Prior to placing an order for the purchase or sale of any security, aside form the exceptions listed on the second page of this form, an employee is required to obtain the approval of the Compliance Officer or another person designated by the Compliance Officer.  Please review the Personal Trading guidelines as outlined in the Core Compliance Guidelines.  This form is designed to provide the information necessary for the consideration of a proposed transaction for approval.

Additional information on personal trading policies is printed on the back of this form.  The following summarizes the primary restrictions and trading limitations:

•

You may not purchase a security in an initial public offering.

•

You may not purchase or sell a security within 10 trading days after that security is purchased or sold for the account of a client.

•

You may not purchase or sell a security that is being considered for purchase or sale for the account of a client.  The meaning of “being considered for purchase or sale” is discussed in the information on the back of this form.

•

Generally, you must hold a security for at least 60 calendar days after the date you initiated the position in the security.  If you have initiated multiple positions in the same security, this restriction will be applied on a first in, first out basis.

Employees are encouraged to retain a copy of the approved form in their file as evidence of having sought and obtained the required approval.

Pre-Clearance Information

Date:  _______________________________

Transaction:

BUY

SELL

Employee:  ___________________________

Security Name:  ____________________________

Market Cap:  __________________________

Security Symbol:  ___________________________

Owned by IronBridge Capital Clients?  YES     NO

Shares or Amount:  __________________________

Purchase Date:  ________________________

Employee Representation

I represent that I do not possess material non-public information regarding the issuer or prospective trading in the security for which I am requesting pre-clearance and I am not acting on the advice or recommendation of any person (a) whom I have reason to believe possesses such material non-public information or (b) who has advised me that he or she has such material non-public information.  I also represent that I am not considering this security for purchase or sale in any client account, and I am not aware that this security is being considered by any other IronBridge Capital employee for purchase or sale for any client account.

Employee Signature:  __________________________________________

Compliance Action

Request:

APPROVED

NOT APPROVED

_____________________________________________

____________________________

Designated Officer

Date

Prohibitions and Selected Limitations

1.

No Employee will purchase any security in an initial public offering.  Any employee may purchase a security that is subject to an initial public offering immediately after public trading begins subject to the other provisions of the Code of Ethics and these procedures.

2.

A private placement is the sale of a security directly by the issuer (or in a series of transactions which constitutes a distribution for the issuer) without an effective SEC registration.  Such transactions normally take place under an exemption from registration, such as a Regulation D offering.  No employee may purchase securities in a private placement of a company with publicly traded equity securities in a private placement, which presents no apparent conflict with the interests of clients.

Pre-approval of Securities Transactions

1.

All transactions except transactions exempted by Section III of the Code of Ethics and transactions in selected securities set forth below must be approved by Compliance or a Senior Executive Officer prior to execution.

2.

Securities not  requiring pre-approval:

--US Treasury Securities

--Open-Ended Mutual Funds (except those advised or subadvised by IronBridge Capital Management, LLC)

--Exchange Traded Funds and derivatives of Highly Liquid Market Indices, for example the Nasdaq 100, Dow, S&P 500, S&P 100 (due to the sufficient liquidity and the indirect impact to any one security)

--All other securities must go through the above pre-clearance process

3.

IronBridge Capital restricts the times when IronBridge Capital employees can buy and sell securities that are being bought or sold, or where the firm presently intends to buy or sell, a security for a client account.  The basic rule is that a IronBridge Capital employee may not purchase or sell a security:

a)

Within 10 trading days after that security is purchased or sold for the account of a client; or

b)

When the security is being considered for purchase or sale for the account of a client.

4.

In this context “being considered for purchase or sale” means that a recommendation for the purchase or sale has been made and communicated or, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.  In order to make this relatively subjective criteria more concrete, IronBridge Capital has established the following definition or when a security is being considered for purchase or sale:

a)

For a period of three business days after a written recommendation to purchase or sell a security has been made;

b)

With respect to a portfolio manager or persons advising a portfolio manager with respect to a specific transaction, during the period a portfolio manager is making a determination regarding the purchase or sale of a security; or

c)

With respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Appendix 2

IronBridge Capital Management, LLC

Effective August 19, 2002

Pre-Clearance Guidelines

Guidelines:

1)

Review the daily “Restricted List” for securities that are temporarily restricted from personal trading.

2)

If the security is not restricted, obtain a “Trade Authorization Request Form”.

a)

Read and understand the information included, and then fill out and sign the form.

b)

The “Purchase Date” on the form is used to determine whether you have held the security for more than 60 calendar days.

3)

 Fax or hand in the form to the Compliance Officer.

a)

The Compliance officer reviews and confirms:

i)

The “Restricted list”

ii)

Portfolio Managers non-intent to buy or sell the security in question

iii)

The nature of the security in question (IPOs prohibited from personal trading)

iv)

No 60 day rule violations

b)

The Compliance officer either:

i)

Approves the transaction and returns the pre-clearance form to you

ii)

Doesn’t approve the transaction including the reason for not approving

4)

Assuming approval was granted you may trade the stock with these exceptions noted:

a)

Pre-clearance requests are only granted for the day they were submitted (Limit orders that weren’t filled must be pre-cleared again the next trading session)

b)

Circumstances change and PM’s decide to trade the stock in question, the employee must halt trading

5)

Special Situations:

6)

60 calendar day exceptions:

a)

Pre-clearance must be submitted as above, but also include documentation specifying why the exception is requested.

b)

Possible valid exceptions to the 60 day exception:

i)

At least a 15% loss in a position by lot (FIFO)

ii)

Extraordinary unanticipated financial demand requires you to liquidate a major portion of your equity security portfolio

iii)

Requirement for the sale is not within your control, for example a margin call.

c)

Options Transactions

i)

Initial trade must be pre-cleared following the same rules as above;

ii)

IronBridge only recognizes the initial position as a transaction

iii)

Positions that are exercised do not constitute a new position being formed, but rather are viewed as an extension of the initial position.

iv)

You should only engage in options transactions involving options with an expiration of greater than 60 days from the trade date.

v)

Specific options contracts should be disclosed to the Compliance Officer during the pre-clearance process.

vi)

Ultimately the Compliance Officer will determine if the option transaction is compliant with the Code of Ethics and IronBridge’s fiduciary responsibilities.

Record Keeping:

1)

Compliance Department must maintain record of:

a)

“Trade Authorization Request for Access Persons Form”

i)

Signed and dated by the employee

ii)

Signed and dated by the Compliance Officer

b)

Hard copy of correspondence with Portfolio Managers:

i)

Confirmation of “no intent” to trade the stock in a reasonable time period

ii)

If one PM is unavailable or on vacation the other PM/s are sufficient to voice the “no intent” to trade the stock in a reasonable time period.

2)

Employees are recommended to keep their own records of pre-clearance approvals

*  Securities not subject to the above pre-clearance restrictions include:

--

US Treasury Securities

--

Open-Ended Mutual Funds

--

Highly Liquid Market Indices , for example the Nasdaq 100, Dow, S&P 500, S&P 100 (due to the sufficient liquidity and the indirect impact to any one security)

--

All other securities should go through the above pre-clearance process

Appendix 3

IronBridge Capital Management LLC

QUARTERLY PERSONAL TRADING REPORT

Quarter:  _______________

Year:  __________

Today’s Date:  ____________________

Policy Summary

IronBridge Capital Management LLC has adopted a Code of Ethics and a Core Compliance Guidelines that establishes policies regarding employee securities transactions, including the following:

•

All employee securities transactions, except those in open-end mutual funds (other than those advised or subadvised by IronBridge), liquid indices (as outlined in IronBridge’s Personal Trading guidelines), and U.S. Treasury securities and those transactions exempted by Section III of the Code of Ethics, must be pre-approved by Compliance or a senior executive officer of IronBridge prior to execution.

•

An employee may not execute a transaction in a security within ten trading days of it being purchased or sold or if such a security is being considered for purchase or sale for the account of any client.

•

Subject to exceptions stated in the Core Compliance Guidelines, an employee may not liquidate a security position within 60 days of having established that position.

The Code of Ethics and Core Compliance Guidelines contains other substantive provisions and each employee is expected to know and comply with such policies.

These policies pertain to all accounts in which you have a beneficial interest.  Such accounts include: personal accounts (single, joint or custodial), the accounts of all individuals in your household, and IRA and trust accounts for these same individuals.  These policies also apply to any account over which an employee has trading discretion. (More details are found in the Core Compliance Guidelines)

Employee Affirmation

Except as otherwise indicated below:

I have received approval in accordance with IronBridge’s policy prior to the execution of any trades during the calendar quarter specified above.

I have directed any custodian settling transactions for my account(s) subject to the Code of Ethics and Core Compliance Guidelines to forward duplicate statements or I’ve personally provided these statements to the IronBridge Capital Management, Compliance Department, One Parkview Plaza, Suite 600, Oakbrook, IL 60181; or (initial here) _____ I have not purchased or sold any securities subject to reporting during the calendar quarter.

I have not liquidated a position within 60 days of having acquired that position except in accordance with the exceptions in the Core Compliance Guidelines.

Please describe any exceptions on the back of this page.

______________________________________

____________________________________

SIGNATURE

PRINT NAME

PLEASE SIGN AND RETURN TO CHARLIE HENNESS WITHIN 10 DAYS OF QUARTER END.

REVIEWED:

Date

Signature

Appendix 4

FORM OF LETTER TO BROKER, DEALER OR BANK

<Date>

<Broker Name and Address>

Subject:

Account #

Dear

:

You are requested to send duplicate periodic statements for the above-referenced account to ______________, Compliance Officer.  Please address the confirmations and statements directly to:

Your cooperation is most appreciated.  If you have any questions regarding these requests, please contact me or Charlie Henness at ______________.

Sincerely,

<Name of Access Person>

cc:

Charlie Henness

Appendix 5

INITIAL

PERSONAL SECURITIES HOLDINGS REPORT

In accordance with Section VII(F) of the Code of Ethics, please provide a list of all securities in which you have a beneficial interest.

(1)

Name of Access Person:

(2)

If different than (1), name of the person

in whose name the account is held:

(3)

Relationship of (2) to (1):

(4)

Broker at which Account is maintained:

(5)

Account Number:

(6)

Contact person at Broker and phone number:

(7)

For each account, attach the most recent account statement listing securities in that account.  If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:

Name of Security

Quantity

Value

Custodian

1.

2.

3.

4.

5.

(Attach additional sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest.

Access Person Signature

Dated:

Print Name

Appendix 6

ANNUAL

PERSONAL SECURITIES HOLDINGS REPORT

In accordance with Section VII(G) of the Code of Ethics, please provide the following information:

(1)

Provide the following information with respect to all securities in which you had a direct or indirect beneficial interest as of June 30th of the current year:

Name of Security

Quantity

Value

          Direct or Indirect Interest

(Attach additional sheet if necessary)

Alternatively, you may attach copies of account statements which provide the foregoing information.

(2)

If your beneficial interest in any of the aforementioned securities is indirect, please provide the name of the direct owner and describe your relationship with such person:

(3)

Provide the name of any broker, dealer or bank with whom an account is maintained in which any of the aforementioned securities are held for your direct or indirect benefit (including the name and telephone number of a contact person):

(4)

Provide account number(s):

I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest as of June 30th of the current year.

Access Person Signature

Dated:

Print Name

Appendix 7

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics effective as of August 19, 2002, as amended and represent:

1.  In accordance with Section VII of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section III of the Code of Ethics.

2.  I will comply with the Code of Ethics in all other respects.

___________________________________

Access Person Signature

____________________________________

Print Name

Dated:____________________

Appendix 8

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

1.  In accordance with Section VII of the Code of Ethics, I have reported all securities transactions in which I have a beneficial interest except for transactions exempt from reporting under Section III and except to the extent disclosed on an attached schedule.

2.  I have complied with the Code of Ethics in all other respects.

3.  I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.

___________________________________

Access Person Signature

____________________________________

Print Name

Dated:____________________